AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of ADS of Daqo New Energy Corp.

Dated: February 13, 2013

GRANITE GLOBAL VENTURES III L.P.
GGV III ENTREPRENEURS FUND L.P.
BY: GRANITE GLOBAL VENTURES III L.L.C.
ITS: GENERAL PARTNER

By:	/s/ Hany M. Nada
Hany M. Nada
Managing Director

GRANITE GLOBAL VENTURES III L.L.C.

By:	/s/ Hany M. Nada
Hany M. Nada
Managing Director

/s/ Hany M. Nada
Hany M. Nada as Attorney-in-fact for Scott B. Bonham

/s/ Hany M. Nada
Hany M. Nada

/s/ Hany M. Nada
Hany M. Nada as Attorney-in-fact for Thomas K. Ng

/s/ Hany M. Nada
Hany M. Nada as Attorney-in-fact for Jixun Foo

/s/ Hany M. Nada
Hany M. Nada as Attorney-in-fact for Glenn Solomon

/s/ Hany M. Nada
Hany M. Nada as Attorney-in-fact for Jenny Lee

/s/ Hany M. Nada
Hany M. Nada as Attorney-in-fact for Fumin Zhuo

/s/ Hany M. Nada
Hany M. Nada as Attorney-in-fact for Jessie Jin